Exhibit (a)(iii)

THE ENTERPRISE GROUP OF FUNDS, INC.

ARTICLES SUPPLEMENTARY

The Enterprise Group of Funds, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to the authority expressly vested in the Board of Directors (“Board”) of the Corporation by Article V of the Articles of Incorporation of the Corporation, by action on [December 13, 2005], the Board has authorized and approved the reclassification and re-designation of certain shares of Common Stock of the Corporation.

SECOND: A description of each class of shares of the Corporation, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption is as outlined in the Articles of Incorporation of the Corporation and has not been changed by Amendment.

THIRD: Immediately before filing these Articles Supplementary, the Corporation had authority to issue a total of Fourteen Billion Five Hundred Million (14,500,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of fourteen million five hundred thousand dollars ($14,500,000). These shares were classified as follows:

Name of Series	Class A Common Stock	Class B Common Stock	Class C Common Stock	Class Y Common Stock
Multi-Cap Growth Fund	200,000,000	100,000,000	100,000,000	100,000,000

Small Company Growth Fund	200,000,000	100,000,000	100,000,000	100,000,000

Small Company Value Fund	200,000,000	100,000,000	100,000,000	100,000,000

Capital Appreciation Fund	400,000,000	200,000,000	200,000,000	200,000,000

Deep Value Fund	200,000,000	100,000,000	100,000,000	100,000,000

Equity Fund	200,000,000	100,000,000	100,000,000	100,000,000

Equity Income Fund	200,000,000	100,000,000	100,000,000	100,000,000

AXA Enterprise Growth Fund	200,000,000	100,000,000	100,000,000	100,000,000

Growth and Income Fund	200,000,000	100,000,000	100,000,000	100,000,000

International Growth Fund	200,000,000	100,000,000	100,000,000	100,000,000

Global Financial Services Fund	200,000,000	100,000,000	100,000,000	100,000,000

Global Socially Responsive Fund	200,000,000	100,000,000	100,000,000	100,000,000

AXA Enterprise Mergers and Acquisitions Fund	200,000,000	100,000,000	100,000,000	100,000,000

Managed Fund	400,000,000	200,000,000	200,000,000	200,000,000

Strategic Allocation Fund	200,000,000	100,000,000	100,000,000	100,000,000

Government Securities Fund	200,000,000	100,000,000	100,000,000	100,000,000

High-Yield Bond Fund	200,000,000	100,000,000	100,000,000	100,000,000

Tax-Exempt Income Fund	200,000,000	100,000,000	100,000,000	100,000,000

Total Return Fund	200,000,000	100,000,000	100,000,000	100,000,000

Technology Fund	400,000,000	200,000,000	200,000,000	200,000,000

Money Market Fund	500,000,000	100,000,000	100,000,000	100,000,000

Short-Duration Bond Fund	200,000,000	200,000,000	200,000,000	200,000,000

In addition, One Billion Four Hundred Million (1,400,000,000) shares of Common Stock were undesignated as to Series or Class.

FOURTH: Immediately after filing these Articles Supplementary, the Corporation shall have authority to issue a total of Fourteen Billion Five Hundred Million (14,500,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of fourteen million five hundred thousand dollars ($14,500,000). These shares are classified as follows:

Name of Series	Class A Common Stock	Class B Common Stock	Class C Common Stock	Class Y Common Stock
AXA Enterprise Growth Fund	200,000,000	100,000,000	100,000,000	100,000,000

AXA Enterprise Mergers and Acquisitions Fund	200,000,000	100,000,000	100,000,000	100,000,000

In addition, Thirteen Billion Five Hundred Million (13,500,000,000) shares of Common Stock will be undesignated as to Series or Class.

FIFTH: The foregoing actions were approved by a majority of the entire Board and are limited to changes expressly permitted by Section 2-105(c) of the Maryland General Corporate Law to be made without action by the stockholders.

SIXTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

SEVENTH: The undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed in its name and on its behalf by the undersigned this [13th day of December 2005].

ATTEST:		THE ENTERPRISE GROUP OF FUNDS, INC.

By:	/s/ Patricia Louie	By:	/s/ Kenneth T. Kozlowski
	Patricia Louie		Kenneth T. Kozlowski
	Vice President and Secretary		Chief Financial Officer and Treasurer

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